UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2020

ACCURAY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace
Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 6, 2020, in light of the COVID-19 pandemic and the uncertainty surrounding its impact on the Company, the Company’s Chief Executive Officer and each of the Company’s other named executive officers volunteered to (i) take a temporary reduction in their base salaries effective June 1, 2020 through December 31, 2020 and (ii) waive receipt of any bonus payments under the Company Bonus Plan for the fiscal year 2020 performance period.  Joshua Levine, the Company’s Chief Executive Officer, agreed to a 25% reduction in base salary and each of the Company’s other named executive officers, Shig Hamamatsu, the Company’s Senior Vice President, Chief Financial Officer, and Patrick Spine, the Company’s Senior Vice President, Chief Administrative Officer, agreed to a 15% reduction in base salary.  The Company’s Board of Directors approved the voluntary reduction in base salary agreed to by Messrs. Levine, Hamamatsu and Spine and the elimination of their bonus payments under the Company Bonus Plan for the fiscal year 2020 performance period, in each case on May 6, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Dated: May 12, 2020	By:	/s/ Jesse Chew
Jesse Chew
Senior Vice President, General Counsel and Corporate Secretary

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